Exhibit 10.8

MICROLIN BIO INC.

EQUITY INCENTIVE PLAN

1.           Establishment, Purpose, Duration.

a.           Establishment. MicroLin Bio Inc. (the “Company”), hereby establishes an equity compensation plan to be known as the MicroLin Bio Inc. Equity Incentive Plan (the “Plan”). The Plan is effective as of December 30, 2013 (the “Effective Date”), subject to the approval of the Plan by the stockholders of the Company. Definitions of capitalized terms used in the Plan are contained in Section 2 of the Plan.

b.           Purpose. The purpose of the Plan is to attract and retain Directors, Consultants and officers and other key Employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

c.           Duration. No Award may be granted under the Plan after the day immediately preceding the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

2.           Definitions. As used in the Plan, the following definitions shall apply.

“Applicable Law” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

“Award” means an award of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, or Other Share-Based Awards granted pursuant to the terms and conditions of the Plan.

“Award Agreement” means either: (a) an agreement, either in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (b) a statement, either in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.

“Board” means the Board of Directors of the Company.

“Cause” shall have the meaning provided in the applicable employment agreement or consulting agreement between the Participant and the Company, if any, or if there is no such agreement that defines the term, “Cause” shall mean (a) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company or any of its Subsidiaries (other than any such failure resulting from any medically determined physical or mental impairment), which failure is not cured by the Participant within 20 calendar days after a written demand for substantial performance is delivered to the Participant by the Board which specifically identifies the manner in which the Board believes that the Participant has not substantially performed the Participant’s duties; (b) the engaging by the Participant in illegal conduct, gross misconduct, gross insubordination or gross negligence that is materially and demonstrably injurious to the Company’s business or financial condition; (c) a conviction, guilty plea or plea of nolo contendere of the Participant for any crime involving dishonesty or for any felony; or (d) a material breach by the Participant of a fiduciary duty of loyalty or care to the Company or any of its Subsidiaries.

“Change in Control” means the occurrence of any of the following: (a) a sale of all or substantially all of the assets of the Company to an individual, entity or group thereof (“Person”) who is neither an affiliate of the Company nor an entity in which the stockholders of the Company immediately prior to such transaction control more than 50% of the voting power immediately following the transaction; (b) a sale resulting in more than 50% of the voting stock of the Company being held by a Person other than the Company or an affiliate of the Company at the time of such transaction; or (c) a merger or consolidation of the Company into another entity which is neither an affiliate of the Company at the time of such transaction nor an entity in which the stockholders of the Company immediately prior to such transaction control more than 50% of the voting power immediately following the transaction.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning given such term in Section 1(a) and any successor thereto.

“Consultant” means an independent contractor who performs services for the Company or a Subsidiary in a capacity other than as an Employee or Director.

“Date of Grant” means the date as of which an Award is determined to be effective and designated in a resolution by the Board and is granted pursuant to the Plan. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Board. In no event shall the Date of Grant be earlier than the Effective Date.

“Director” means any individual who is a member of the Board who is not an Employee.

“Effective Date” has the meaning given such term in Section 1(a).

“Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Law.

“Fair Market Value” means the value of one Share on any relevant date, determined under the following rules: (a) the closing sale price per Share on that date as reported on the principal exchange on which Shares are then trading, if any, or if there are no sales on that date, on the next preceding trading day during which a sale occurred; (b) if the Shares are not reported on a principal exchange or national market system, the average of the closing bid and asked prices last quoted on that date by an established quotation service for over-the-counter securities; or (c) if neither (a) nor (b) applies, (i) with respect to Stock Options, Stock Appreciation Rights and any Award of stock rights that is subject to Section 409A of the Code, the value as determined by the Board through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code, and (ii) with respect to all other Awards, the fair market value as determined by the Board in good faith.

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“Incentive Stock Option” or “ISO” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

“Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 10.

“Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

“Performance Objectives” means the performance objective or objectives established by the Board pursuant to the Plan. Any Performance Objectives may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant.

“Plan” means this MicroLin Bio Inc. Equity Incentive Plan, as amended from time to time.

“Restricted Shares” means Shares granted or sold pursuant to Section 8 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 8 has expired.

“Restricted Share Unit” means a grant or sale of the right to receive Shares or cash at the end of a specified restriction period made pursuant to Section 9.

“Share” means a share of common stock of the Company, $0.000001 par value per share, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 13.

“Stock Appreciation Right” means a right granted pursuant to Section 7.

“Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

“Subsidiary” means: (a) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (b) for all other purposes under the Plan, any corporation or other entity in which the Company owns, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

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“Ten Percent Stockholder” means any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

3.           Shares Available Under the Plan.

a.           Shares Available for Awards. The maximum number of Shares that may be issued or delivered pursuant to Awards under the Plan shall be 250,000 Shares, all of which may be granted with respect to Incentive Stock Options. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, or a combination of the foregoing. The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 13.

b.           Share Counting. The following Shares shall not count against the Share limit in Section 3(a): (i) Shares covered by an Award that expires or is forfeited, canceled, surrendered, or otherwise terminated without the issuance of such Shares; (ii) Shares covered by an Award that is settled only in cash; and (iii) Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees or Directors as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company or any of its Subsidiaries. This Section 3(b) shall apply to the number of Shares reserved and available for Incentive Stock Options only to the extent consistent with applicable Treasury Regulations relating to Incentive Stock Options under the Code.

4.           Administration of the Plan.

a.           In General. The Plan shall be administered by the Board. The Board shall have full and final authority in its discretion to take all actions determined by the Board to be necessary in the administration of the Plan, including, without limitation, discretion to: select Award recipients; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and take such other action, not inconsistent with the terms of the Plan, as the Board deems appropriate.

b.           Delegation to Committees. To the extent permitted by Applicable Law, the Board may, in its discretion, delegate to one or more committees of the Board any of the Board’s authority under the Plan. With respect to any matters so delegated, the acts of any such committee shall be treated hereunder as acts of the Board, and all references in the Plan to the “Board” (except those in the immediately preceding sentence) shall mean any such committee.

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c.           Delegation to Officers. To the extent permitted by Applicable Law, the Board may, in its discretion, delegate to one or more officers of the Company the authority to grant Awards and such other authority under the Plan as the Board may determine, provided that the Board shall fix the maximum number of Shares that may be subject to Awards granted by such officers under the Plan and the maximum number of Shares that may be subject to Awards granted to any one Participant by such officers. With respect to any matters so delegated, the acts of any such delegate shall be treated hereunder as acts of the Board, and all references in the Plan to the “Board” (except those in the immediately preceding sentence) shall mean any such delegate.

d.           Determinations. The Board shall have no obligation to treat Participants or eligible Employees, Directors or Consultants uniformly, and the Board may make determinations under the Plan selectively among Participants who receive, or Employees, Directors or Consultants who are eligible to receive, Awards (whether or not such Participants or eligible Employees, Directors or Consultants are similarly situated). All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders, Directors, Employees, Consultants, Participants and their estates and beneficiaries.

5.           Eligibility and Participation. Each Employee, Director and Consultant is eligible to participate in the Plan. Subject to the provisions of the Plan, the Board may, from time to time, select from all eligible Employees, Directors and Consultants those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Law and the amount of each Award.

6.           Stock Options. Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Board in its sole discretion.

a.           Award Agreement. Each Stock Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Option, the number of Shares covered by the Stock Option, the conditions upon which the Stock Option shall become vested and exercisable and such other terms and conditions as the Board shall determine and which are not inconsistent with the terms and conditions of the Plan. The Award Agreement also shall specify whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

b.           Exercise Price. The exercise price per Share of a Stock Option shall be determined by the Board at the time the Stock Option is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

c.           Term. The term of a Stock Option shall be determined by the Board and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Option exceed ten (10) years from its Date of Grant.

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d.           Exercisability. Stock Options shall become vested and exercisable at such times and upon such terms and conditions as shall be determined by the Board and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals based on one or more Performance Objectives, and (b) time-based vesting requirements.

e.           Exercise of Stock Options. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Option may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of a Stock Option may be paid, in the discretion of the Board and as set forth in the applicable Award Agreement: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; (iii) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by Applicable Law); (iv) by a combination of the methods described in clauses (i), (ii) and/or (iii); or (v) through any other method approved by the Board in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

f.            Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in the Plan to the contrary:

(i)          Incentive Stock Options may be granted only to Employees of the Company and its Subsidiaries. The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

(ii)         To the extent that the aggregate Fair Market Value of the Shares (determined as of the Date of Grant) with respect to which an Incentive Stock Option is exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) is greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code, then the Stock Option shall be treated as a Nonqualified Stock Option.

(iii)        No Incentive Stock Option shall be granted to any Participant who, on the Date of Grant, is a Ten Percent Stockholder, unless (x) the exercise price per Share of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the Date of Grant, and (y) the term of such Incentive Stock Option shall not exceed five (5) years from the Date of Grant.

7.           Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Board in its sole discretion.

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a.           Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Board shall determine and which are not inconsistent with the terms and conditions of the Plan.

b.           Exercise Price. The exercise price per Share of a Stock Appreciation Right shall be determined by the Board at the time the Stock Appreciation Right is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

c.           Term. The term of a Stock Appreciation Right shall be determined by the Board and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Appreciation Right exceed ten (10) years from its Date of Grant.

d.           Exercisability of Stock Appreciation Rights. A Stock Appreciation Right shall become vested and exercisable at such times and upon such terms and conditions as may be determined by the Board and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (i) performance goals based on one or more Performance Objectives, and (ii) time-based vesting requirements.

e.           Exercise of Stock Appreciation Rights. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (i) the excess of the Fair Market Value of a Share on the exercise date over the exercise price per Share, multiplied by (ii) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in whole Shares, cash or a combination thereof, as specified by the Board in the related Award Agreement.

8.           Restricted Shares. Subject to the terms and conditions of the Plan, Restricted Shares may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Board in its sole discretion.

a.           Award Agreement. Each Restricted Shares Award shall be evidenced by an Award Agreement that shall specify the number of Restricted Shares, the restriction period(s) applicable to the Restricted Shares, the conditions upon which the restrictions on the Restricted Shares will lapse and such other terms and conditions as the Board shall determine and which are not inconsistent with the terms and conditions of the Plan.

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b.           Terms, Conditions and Restrictions. The Board shall impose such other terms, conditions and/or restrictions on any Restricted Shares as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share, restrictions based on the achievement of specific Performance Objectives, time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Shares. Unless otherwise provided in the related Award Agreement or required by Applicable Law, the restrictions imposed on Restricted Shares shall lapse upon the expiration or termination of the applicable restriction period and the satisfaction of any other applicable terms and conditions.

c.           Custody of Certificates. To the extent deemed appropriate by the Board, the Company may retain the certificates representing Restricted Shares in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

d.           Rights Associated with Restricted Shares during Restriction Period. During any restriction period applicable to Restricted Shares: (i) the Restricted Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; (ii) unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise full voting rights associated with such Restricted Shares; and (iii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Restricted Shares during the restriction period. The Award Agreement may require that receipt of any dividends or other distributions with respect to the Restricted Shares shall be subject to the same terms and conditions as the Restricted Shares with respect to which they are paid.

9.           Restricted Share Units. Subject to the terms and conditions of the Plan, Restricted Share Units may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Board in its sole discretion.

a.           Award Agreement. Each Restricted Share Unit Award shall be evidenced by an Award Agreement that shall specify the number of units, the restriction period(s) applicable to the Restricted Share Units, the conditions upon which the restrictions on the Restricted Share Units will lapse, the time and method of payment of the Restricted Share Units, and such other terms and conditions as the Board shall determine and which are not inconsistent with the terms and conditions of the Plan.

b.           Terms, Conditions and Restrictions. The Board shall impose such other terms, conditions and/or restrictions on any Restricted Share Units as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share Unit, restrictions based on the achievement of specific Performance Objectives or time-based restrictions or holding requirements.

c.           Form of Settlement. Restricted Share Units may be settled in whole Shares, cash or a combination thereof, as specified by the Board in the related Award Agreement.

d.            Dividend Equivalents. Restricted Share Units may provide the Participant with dividend equivalents, on either a current or deferred or contingent basis, and either in cash or in additional Shares, as determined by the Board in its sole discretion and set forth in the related Award Agreement.

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10.          Other Share-Based Awards. Subject to the terms and conditions of the Plan, Other Share-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Board in its sole discretion. Other Share-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, Shares, and shall be in such form as the Board shall determine, including without limitation, unrestricted Shares or time-based or performance-based units that are settled in Shares and/or cash.

a.           Award Agreement. Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Share-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Board shall determine and which are not inconsistent with the terms and conditions of the Plan.

b.           Form of Settlement. An Other Share-Based Award may be settled in whole Shares, cash or a combination thereof, as specified by the Board in the related Award Agreement.

c.           Dividend Equivalents. Other Share-Based Awards may provide the Participant with dividend equivalents, on either a current or deferred or contingent basis, and either in cash or in additional Shares, as determined by the Board in its sole discretion and set forth in the related Award Agreement.

11.          Compliance with Section 409A. Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Board determines that any award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section): (a) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (b) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), then, to the extent required to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant, no distribution or payment of any amount shall be made before the date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

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12.          Transferability. Except as otherwise determined by the Board, no Award or dividend equivalents paid with respect to any Award shall be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Board, each Participant may, in a manner established by the Board, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award. Except as otherwise determined by the Board, Stock Options and Stock Appreciation Rights will be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

13.          Adjustments. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation), such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Board shall cause there to be an equitable adjustment in the numbers of Shares specified in Section 3 of the Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards and the exercise price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Board may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Board, the number of Shares subject to any Award shall always be rounded down to a whole number. Notwithstanding the foregoing, the Board shall not make any adjustment pursuant to this Section 13 that would (i) cause any Stock Option intended to qualify as an ISO to fail to so qualify, (ii) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or (iii) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A. The determination of the Board as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants and any other persons claiming under or through any Participant.

14.          Fractional Shares. The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Board, fractional Shares shall be settled in cash.

15.          Withholding Taxes. To the extent required by Applicable Law, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of a Stock Option or Stock Appreciation Right exercise, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Board may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of a Stock Option or Stock Appreciation Right or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a Fair Market Value equal to the minimum amount required to be withheld or paid. Any such elections are subject to such conditions or procedures as may be established by the Board and may be subject to disapproval by the Board.

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16.          Foreign Employees. Without amending the Plan, the Board may grant Awards to Participants who are foreign nationals, or who are subject to Applicable Law of one or more non-United States jurisdictions, on such terms and conditions different from those specified in the Plan as may in the judgment of the Board be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Board may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of Applicable Law of other countries in which the Company or its Subsidiaries operate or have employees.

17.          Termination for Cause; Forfeiture of Awards.

a.           Termination for Cause. If a Participant's employment or service is terminated by the Company or a Subsidiary for Cause, as determined by the Board in its sole discretion, then, promptly upon receiving notice of the Board’s determination, the Participant shall: (i) forfeit all Awards granted under the Plan to the extent then held by the Participant; (ii) return to the Company or the Subsidiary all Shares that the Participant has not disposed of that had been acquired pursuant to all Awards granted under the Plan, in exchange for payment by the Company or the Subsidiary of any amount actually paid therefor by the Participant; and (iii) with respect to any Shares acquired pursuant to an Award granted under the Plan that were disposed of, pay to the Company or the Subsidiary, in cash, the excess, if any, of: (A) the Fair Market Value of the Shares on the date acquired, over (B) any amount actually paid by the Participant for the Shares.

b.           Compensation Recovery Policy. Any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company, including any such policy that may be adopted to comply with Applicable Law.

c.           Set-Off and Other Remedies. To the extent that amounts are not immediately returned or paid to the Company as provided in this Section 17, the Company may, to the extent permitted by Applicable Law, seek other remedies, including a set off of the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant for any reason, including, without limitation, wages, or vacation pay or other benefits; provided, however, that, except to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4), such offset shall not apply to amounts that are “deferred compensation” within the meaning of Section 409A of the Code.

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18.          Change in Control. In the event of a Change in Control, the Board, in its sole discretion, may take such actions, if any, as it deems necessary or desirable with respect to any Award that is outstanding as of the date of the consummation of the Change in Control. Such actions may include, without limitation: (a) the acceleration of the vesting, settlement and/or exercisability of an Award; (b) the payment of a cash amount in exchange for the cancellation of an Award; (c) the cancellation of Stock Options and/or Stock Appreciation Rights without payment therefor if the Fair Market Value of a Share on the date of the Change in Control does not exceed the exercise price per Share of the applicable Awards; and/or (d) the issuance of substitute Awards that substantially preserve the value, rights and benefits of any affected Awards.

19.          Amendment, Modification and Termination.

a.           In General. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

b.           Adjustments to Outstanding Awards. The Board may in its sole discretion at any time (i) provide that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Board may, in its sole discretion, declare. Additionally, the Board shall not make any adjustment pursuant to this Section 19(b) that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or that would cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.

c.           Effect on Outstanding Awards. Notwithstanding any other provision of the Plan to the contrary (other than Sections 13, 18, 19(b) and 21(d)), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided that the Board may modify an ISO held by a Participant to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code without the Participant’s consent.

20.          Applicable Law. The obligations of the Company with respect to Awards under the Plan shall be subject to Applicable Law and such approvals by any governmental agencies as the Board determines may be required. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

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21.          Miscellaneous.

a.           Conditions on Delivery of Shares. The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of Applicable Law. Unless and until the Shares have been registered under the Securities Act of 1933, as amended, each certificate evidencing any Shares delivered pursuant to the Plan shall bear a restrictive legend specified by the Company.

b.           No Right of Continued Employment or Service. The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

c.           Unfunded, Unsecured Plan. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

d.           Severability. If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Law or, in the discretion of the Board, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

e.           Acceptance of the Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

f.            Successors. All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award Agreements shall be deemed to refer to such successors.

[END OF DOCUMENT]

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